Exhibit 99.1

Montage Resources Corporation Announces Year-End 2019 Production, Capital Expenditures, Proved Reserves, and Earnings Release Schedule

IRVING, TX- February 25, 2020- (BUSINESS WIRE) - Montage Resources Corporation (NYSE:MR) (the “Company” or “Montage Resources”) today announced its fourth quarter and full year 2019 production and capital spending, its year-end 2019 proved reserves and the Company’s earnings release schedule.

Highlights of the release include:

•

Net production for the full year 2019 averaged 547.8 MMcfe per day, within the Company’s most recent guidance range of 545-552 MMcfe per day and 6% above the midpoint of the Company’s initial guidance range for the year of 500 – 525 MMcfe per day

•	Net production for the fourth quarter 2019 averaged 623.4 MMcfe per day, within the Company’s implied fourth quarter guidance range
•

Full year 2019 capital spending of approximately $361 million[1], within the Company’s most recent guidance range of $345-$370 million and 7% below the midpoint of the Company’s initial guidance range for the year of $375 - $400 million

•	Year-End 2019 proved developed reserves increased by 33%[2] to 1,494 Bcfe, based upon SEC pricing, and by 34%[2] to 1,506 Bcfe, based upon December 31, 2019 strip pricing, over year-end 2018
•

Year-End 2019 proved developed reserves PV10[3] increased 5%[2] to approximately $1.1 billion, based upon SEC pricing, and increased 30%[2] to approximately $1.0 billion, based upon December 31, 2019 strip pricing, over year-end 2018

•

The Company’s current equity market capitalization represents an approximate 63% discount to year-end proved developed reserves PV10[3] (based upon December 31, 2019 strip pricing) of $1.0 billion less debt[4]

John Reinhart, President and CEO, commented, “The past year represented a significant inflection point for the Company’s operations with the progression to a business model that prioritized capital efficiency, cost reductions, balance sheet protection and a focus on cash flows. At a time when investor attention has shifted from resource capture to capital discipline and operational execution, Montage has delivered on its targets to provide disciplined production growth within the context of a significantly lower capital spend while achieving or exceeding the respective 2019 guidance metrics. Given the well productivity results, operational efficiencies and lower capital and expense cost structure, the Company was also able to maintain its net debt position over the second half of 2019 with no incremental net debt incurred from the end of the second quarter of 2019 to year-end 2019. The Company also took the opportunity with the natural gas price pullback in the fourth quarter to systematically shut-in some production in order to complete a number of production enhancement workover projects, in addition to realizing unscheduled non-recurring third-party system downtime and associated maintenance items, which impacted fourth quarter production volume. We remain steadfast in our objective of long-term shareholder value creation by employing prudent 2020 development plans and maintaining continued flexibility on the pace of 2020 development activity to drive cash flows from de-risked, repeatable investments in our high-quality asset base.”

Fourth Quarter and Full Year 2019 Results

The Company reported fourth quarter 2019 average net production of 623.4 MMcfe per day and reported full year 2019 average net production of 547.8 MMcfe per day. For the fourth quarter of 2019, the Company’s production mix was 78% natural gas, 13% natural gas liquids (“NGLs”) and 9% oil, while the production mix for the full year 2019 was 77% natural gas, 14% NGLs and 9% oil.

Proved Reserves

The Company has recently received its annual reserve report as prepared by its independent reservoir engineering firm, Software Integrated Solutions (SIS) Division of Schlumberger Technology Corporation, which estimated the Company’s proved reserves (based on SEC pricing) at December 31, 2019 to be 2.7 Tcfe, a 14%2 increase compared with proved reserves at December 31, 2018. The composition by product of the year-end 2019 reserves was approximately 78% natural gas, 7% oil and 15% NGLs. This increase in reserves was driven predominately by an increase in proved developed producing reserves which increased by approximately 33%2 to 1,430 Bcfe related to new wells coming into production during 2019.  SEC prices for reserves were calculated as of December 31, 2019 and among other items calibrated for quality, energy content and market differentials with the average adjusted product price weighted by production over the remaining lives of the properties being $48.71 per Bbl for oil, $2.44 per Mcf for natural gas, and $22.36 per Bbl of NGLs. Utilizing SEC pricing as of December 31, 2019, the PV103 of the Company’s total proved reserves was approximately $1.5 billion.  The PV103 of the Company’s proved developed reserves increased by 5%2 to approximately $1.1 billion (utilizing SEC pricing as of December 31, 2019), compared with such reserves at December 31, 2018.

[1] Based upon preliminary unaudited results

[2]2018 reserves based upon the pro-forma reserves of Eclipse Resources Corporation and Blue Ridge Mountain Resources, Inc.

[3] Non-GAAP measure. See disclosures in this press release for details

[4] Includes approximately $511 million of senior notes outstanding and $127.5 million of outstanding borrowings under the Company’s revolving credit facility as of September 30, 2019

Non-GAAP Disclosure

Year-end pre-tax PV10 value is a non-GAAP financial measure as defined by the SEC. Montage Resources believes that the presentation of pre-tax PV10 value is relevant and useful to the Company’s investors because it presents the discounted future net cash flows attributable to Montage Resources’ reserves prior to taking into account corporate future income taxes and the Company’s current tax structure. Montage Resources further believes investors and creditors use pre-tax PV10 value as a basis for comparison of the relative size and value of the Company’s reserves as compared with other companies.  Moreover, Montage Resources believes that PV10 estimates using strip pricing of is a non-GAAP financial measure that can be used within the industry and by creditors and securities analysts to evaluate estimated net cash flows in the current commodity price environment (using NYMEX futures prices) rather than SEC pricing.  PV10 estimates using strip pricing are not adjusted for the likelihood that the pricing scenario will occur, and thus they may not be comparable to PV10 value using SEC pricing.  Neither the PV10 based upon SEC pricing, the PV10 using strip pricing, nor the Standardized Measure (described below) represents an estimate of fair market value of the Company’s natural gas, NGL, or oil properties.

The GAAP financial measure most directly comparable to pre-tax PV10 is the standardized measure of discounted future net cash flows ("Standardized Measure"). Montage Resources is not yet able to provide a reconciliation of pre-tax PV10 to Standardized Measure because the discounted future income taxes associated with the Company’s reserves is not yet calculable. Montage Resources expects to include a full reconciliation of pre-tax PV10 to Standardized Measure in its Annual Report on Form 10-K for the year ended December 31, 2019.

Earnings Release and Conference Call

The Company will release its fourth quarter and full year 2019 financial and operational results after the market close on Thursday March 5, 2020.

A conference call to review the Company’s fourth quarter and full year 2019 financial and operational results is scheduled for Friday March 6, 2020, at 10:00 a.m. Eastern Time. To participate in the call, please dial 877-709-8150 or 201-689-8354 for international callers and reference Montage Resources Full Year 2019 Earnings Call. A replay of the call will be available through May 6, 2020. To access the phone replay, dial 877-660-6853 or 201-612-7415 for international callers. The conference ID is 13699118. A live webcast of the call may be accessed through the Investor Center on the Company’s website at www.montageresources.com. The webcast will be archived for replay on the Company’s website for six months.

About Montage Resources

Montage Resources is an exploration and production company with approximately 218,000 net effective undeveloped acres currently focused on the Utica and Marcellus Shales of Southeast Ohio, West Virginia and North Central Pennsylvania. For more information, please visit the Company’s website at www.montageresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release, including statements regarding Montage Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management, are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” ”should,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “continue,” “position,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Montage Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Montage Resources’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2019 (the “2018 Annual Report”), in “Item 1A. Risk Factors” of Montage Resources’ Quarterly Reports on Form 10-Q and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.

Forward-looking statements may include, but are not limited to, statements about Montage Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; the costs, terms and availability of downstream transportation services; credit markets; uncertainty regarding future operating results, including initial production rates and liquid yields in type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein.  Forward-looking statements also may include statements relating to the combination with Blue Ridge Mountain Resources, Inc, including statements regarding integration and transition plans, synergies, cost savings, opportunities, anticipated future performance, benefits of the transaction and its impact on Montage Resources’ business, operations, assets, results of operations, liquidity, and financial position, and any statements of assumptions underlying any of the foregoing.

Montage Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and declines in the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2018 Annual Report, in “Item 1A. Risk Factors” of Montage Resources’ Quarterly Reports on Form 10-Q and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.  In addition, forward-looking statements are subject to risks and uncertainties related to the combination with Blue Ridge, including, without limitation, failure to realize or delays in realizing expected synergies or other benefits of the transaction, difficulties in integrating the combined operations, disruption of management time from ongoing business operations due to the transaction, adverse effects on the ability of Montage Resources to retain and hire key personnel and maintain relationships with suppliers and customers, negative effects of consummation of the transaction on the market price of the Company’s common stock, transaction costs, unknown liabilities or unanticipated expenses.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement and are based on assumptions that Montage Resources believes to be reasonable but that may not prove to be accurate. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Montage Resources or persons acting on its behalf may issue. Except as otherwise required by applicable law, Montage Resources disclaims any duty to update any forward-looking statements to reflect new information or events or circumstances after the date of this press release.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Montage Resources Corporation

Douglas Kris

Vice President, Investor Relations

469 444-1736

dkris@mresources.com